UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

OCTOBER 15, 2010

Date of Report (Date of earliest event reported)

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-11512	04-2857552
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

27 Drydock Avenue

Boston, Massachusetts 02210-2377

(Address of Principal Executive Offices)  (Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 15, 2010, Satcon Technology Corporation (the “Company”) entered into an agreement with RockPort Capital Partners II, L.P. (“RockPort”) and NGP Energy Technology Partners, L.P. (“NGP”), the holders of all of the outstanding shares of the Company’s Series C Convertible Preferred Stock (the “Series C Holders”), pursuant to which the Series C Holders will voluntarily convert their shares of Series C Convertible Preferred Stock into common stock concurrently with the consummation by the Company of a firm commitment underwritten public offering that generates a specified minimum amount of proceeds, net of underwriting discounts and commissions, to the Company.  As part of the conversion and in consideration for their agreement to convert, the Company will pay the Series C Holders an aggregate of $1.25 million in cash.  Upon consummation of the offering, the Series C Convertible Preferred Stock would convert into approximately 27,665,859 shares of our common stock.  The agreement terminates, and no conversion will occur, if the offering has not been consummated by November 5, 2010.  Two of our directors, Philip J. Deutch and David J. Prend, are affiliates of NGP and RockPort, respectively.

Item 2.02               Results of Operations and Financial Condition.

On October 18, 2010, the Company issued a press release announcing its preliminary unaudited financial results for the three and nine months ended September 30, 2010 and estimated revenue and gross margin for the fourth quarter ending December 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02               Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the issuance of shares of common stock upon conversion of the Series C Convertible Preferred Stock is incorporated herein by reference.  The shares will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

Item 8.01               Other Events.

On October 18, 2010, the Company issued a press release announcing a proposed public offering of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description

99.1	Press release dated October 18, 2010 entitled “Satcon Announces Preliminary Third Quarter 2010 Financial Results and Launch of Public Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 18, 2010	By:	/s/ Donald R. Peck
Donald R. Peck
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated October 18, 2010 entitled “Satcon Announces Preliminary Third Quarter 2010 Financial Results and Launch of Public Offering.”